Exhibit 99

Marriott International, Inc.

2002 Comprehensive

Stock and Cash Incentive Plan

As Amended and Restated Effective May 6, 2005

i

MARRIOTT INTERNATIONAL, INC.

2002 COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Marriott International, Inc. (the “Company”), hereby establishes an incentive compensation plan to be known as the “Marriott International, Inc. 2002 Comprehensive Stock and Cash Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan shall become effective as of the Effective Date, as defined below, and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote and enhance the long-term growth of the Company by aligning the personal interests of Employees and Non-Employee Directors to those of Company shareholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Allocation Agreement” means the Employee Benefits and Other Employment Matters Allocation Agreement by and between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and New Marriott MI, Inc. (To Be Renamed Marriott International, Inc.) dated as of September 30, 1997.

2.1.1 “Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Deferred Stock Bonus Awards, Deferred Stock Agreements, Special Recognition Stock Awards, 1998 Conversion Awards, Other Share-Based Awards, Other Cash Performance-Based Awards, Non-Employee Director Share Awards, Stock Units, and Director Options.

2.3 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Beneficiary” means the person or persons designated pursuant to Article 14 hereof.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Policy Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.9 “Company” means Marriott International, Inc., together with any and all Subsidiaries, and any successor thereto as provided in Article 20 herein.

2.10 “Current Award” means a Deferred Stock Bonus Award granted under the terms and conditions described in Section 8.2(c) hereof.

2.11 “Covered Employee” means a Participant who, as of the date of grant, vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.12 “Deferred Award” means a Deferred Stock Bonus Award granted under the terms and conditions described in Section 8.2(b) hereof.

2.13 “Deferred Stock” means an Award granted to a Participant as described in Article 8 herein.

2.14 “Deferred Stock Bonus Award” means a grant of a right to receive Shares on a deferred basis, pursuant to Article 8.2 hereof.

2.15 “Deferred Stock Agreement” means an Award granted to a Participant as described in Article 8.3 herein.

2.16 “Director” means any member of the Board.

2.16.1 “Director Option” means a Nonqualified Stock Option as described in Article 12 herein.

2.17 “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

2.18 “Distribution” means the distribution of all the outstanding shares of capital stock of the Company as provided in the Distribution Agreement.

2.19 “Distribution Agreement” means the Distribution Agreement between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and the Company dated as of September 30, 1997.

2.20 “Distribution Date” means the date on which the Distribution shall be effected pursuant to the Distribution Agreement.

2.21 “Effective Date” has the same meaning as the term Distribution Date.

2.22 “Employee” means any individual who is, or will become, a full-time, active, non-union employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.23 “Engaging in Competition” means (i) engaging, individually or as an employee, consultant, owner (more than 5%) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary information, in each case, without the approval of the Company.

2.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.25 “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.26 “Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Section 12.3 hereof.

2.27 “Fees” means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.

2.28 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.29 “Insider” shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.30 “1998 Conversion Award” means an Award made pursuant to Article 13 to reflect the effect of the Distribution on outstanding awards which were made under the Predecessor Plans and which were held by the grantee immediately before the Distribution.

2.31 “Non-Employee Director” means a Director who is not an Employee of the Company.

2.32 “Non-Employee Director Share Award” shall mean an award of Shares to a Non-Employee Director, as described in Section 12.2 herein.

2.33 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.34 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein, or a Director Option as described in Article 12 herein.

2.35 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.36 “Other Cash Performance-Based Awards” means an Other Cash Performance-Based Award, as described in Article 10 herein.

2.37 “Other Share-Based Award” means an Other Share-Based Award, as described in Article 10 herein.

2.38 “Participant” means an individual who has an outstanding Award granted under the Plan.

2.39 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.40 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.41 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.42 “Predecessor Plans” means the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan, the Marriott International, Inc. 1996 Comprehensive Stock Incentive Plan and the Marriott International, Inc. 1995 Non-Employee Directors’ Deferred Stock Compensation Plan.

2.43 “Restricted Stock” means an Award granted to a Participant pursuant to Article 7 herein.

2.44 “Shares” means shares of Class A Common Stock of the Company or of any successor company adopting this Plan.

2.45 “Special Recognition Stock Award” means an Award granted to a Participant pursuant to Article 9 herein.

2.46 “Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.47 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 12.3.

2.48 “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns a majority of the equity interest by vote or by value or in which the Company has a majority capital or profits interest.

2.49 “Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:

(a) Where the Non-Employee Director voluntarily resigns or retires;

(b) Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the shareholders; or

(c) Where the Non-Employee Director dies.

2.50 “Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee was paid for 1200 or more hours of work for the Company.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Compensation Policy Committee of the Board, or by any other committee appointed by the Board, the members of which shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

3.3 Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.4 Unanimous Consent in Lieu of Meeting. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.

3.5 Serious Misconduct. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant terminates employment for serious misconduct, the Committee may, in its sole discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares. Subject to Sections 4.2 and 4.3 herein, (a) no more than 85 million shares of Class A Common Stock of the Company may be issued pursuant to Awards granted under the Plan, and (b) the maximum aggregate number of Shares that may be subject to any Awards (other than 1998 Conversion Awards) granted in any one fiscal year to any single Employee shall be 750,000.

4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

4.3 Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger,

consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (a) such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 and the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and (b) the Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards, provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, provide that Awards will be exercised, distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an ISO under this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Article 5. Eligibility and Participation

5.1 Eligibility. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 10. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 12. Persons eligible to receive 1998 Conversion Awards under the Allocation Agreement shall be eligible to participate in the Plan with respect to Awards specified in Article 13.

5.2 Actual Participation by Employees. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Options may include provisions for reload of Options exercised by the tender of Shares or the withholding of Shares with respect to the exercise of the Options. An Option, once granted, may not thereafter be amended to change the Option Price.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Option Price. The Option Price for each grant of an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the fifteenth (15th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Employee.

The ability of an Employee to exercise an Option is conditioned upon the Employee not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Leave of Absence. In the event that an Employee, during the Employee’s lifetime has been on leave of absence for a period of greater than twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any Option which is not exercisable on the date on which the Employee ceased to be an Employee or has been on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months (one year in the case of a Participant terminating by reason of a Disability) from such date, but in no event after the expiration of the term for which the Option was granted; provided, however, that in the case of an optionee of a NQSO who is an “Approved Retiree” (as hereinafter defined), the Option shall continue to vest for up to five years from the date of retirement and said optionee may exercise such NQSO until the sooner to occur of (i) the expiration of such NQSO in accordance with its original term; or (ii) the expiration of five years from the date of retirement. For purposes of the proviso to the preceding sentence:

(a) An “Approved Retiree” is any optionee who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the optionee has completed 20 Years of Service or has attained age 55 and completed 10 Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee; and

(b) If the Committee subsequently determines, in its sole discretion, that an Approved Retiree has violated the provisions of the agreement to refrain from Engaging in Competition referred to in clause (a)(ii)(B) of this section, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, such Approved Retiree shall have ninety (90) days from the date of such finding within which to exercise any Options or portions thereof which are exercisable on such date, and any Options or portions thereof which are not exercised within such ninety- (90-) day period shall expire and any Options or portion thereof which are not exercisable on such date shall be cancelled on such date.

In the event of the death of an optionee during the three-month period described above for exercise of an Option by a terminated optionee or one on leave for over 12 months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the optionee’s personal representatives, heirs or legatees to the same extent and during the same period that the optionee could have exercised the Option if the optionee had not died.

Notwithstanding anything in Section 6.5 to the contrary, in the event of the death of an optionee while an Employee or Approved Retiree of the Company or any Subsidiary, an outstanding Option held by such optionee upon death shall become fully vested upon death and shall be exercisable by the optionee’s personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the optionee, but in no event after the expiration of the term for which the Option was granted.

6.10 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or pursuant to policies adopted by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Plan or a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

Distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company.

7.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

7.7 Termination of Employment. In the event a Participant’s employment with the Company is terminated because of the Participant’s Disability or death during the Period of Restriction, the Period of Restriction shall end and the Participant’s rights thereunder shall inure to the benefit of his or her Beneficiary.

In the event that a Participant’s employment with the Company is terminated during the Period of Restriction because of either the Participant’s: (a) retirement with specific approval from the Committee following attainment of age 55 and with ten (10) Years of Service or (b) retirement with specific approval from the Committee and with twenty (20) Years of Service, the Committee shall have complete discretion in determining the percentage, if any, of a Participant’s outstanding Restricted Shares as to which the Period of Restriction shall end. In the event that a Participant’s employment with the Company is terminated for any other reason during the Period of Restriction, such Participant’s outstanding Restricted Shares shall be forfeited to the Company without payment.

Article 8. Deferred Stock

8.1 Award of Deferred Stock. Subject to the terms and provisions of the Plan, Deferred Stock Bonus Awards or Deferred Stock Agreements may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the amount of Deferred Stock granted to each Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards of Deferred Stock.

8.2 Deferred Stock Bonus Awards. Deferred Stock Bonus Awards may be granted as part of a management incentive program under which part of the annual performance bonus awarded to managers and other key Employees is made in Deferred Stock. Subject to the terms of the Plan, Deferred Stock Bonus Awards shall have such terms and conditions as determined by the Committee. As determined by the Committee and subject to the terms of the Plan, Participants selected by the Committee in its discretion may elect to receive their Deferred Stock Bonus Award in the form of either a Current Award or a Deferred Award.

(a) Method of Election. Each Participant who is granted a Deferred Stock Bonus Award and selected by the Committee in its discretion may elect, in writing, on a form to be furnished by the Company, to receive a Current Award or a Deferred Award. Notwithstanding the foregoing, any eligible Participant who does not elect to receive a Deferred Award within the time designated by the Company shall be granted a Current Award.

(b) Deferred Award.

(i) Vesting. Deferred Stock granted in connection with a Deferred Award shall contingently vest, pro rata, in annual installments commencing one year after the date of the Deferred Stock Bonus Award and continuing on each January 2 thereafter until the expiration of a ten-year period from such commencement date. Notwithstanding the foregoing, all unvested Deferred Stock subject to a Deferred Award shall vest upon the Participant’s: (1) termination of employment with retirement approval from the Committee following attainment of age 55 with ten (10) Years of Service; (2) termination of employment with retirement approval from the Committee and with twenty (20) Years of Service; (3) Disability, or (4) death. Subject to Section 4.3 herein, unvested Deferred Stock shall not vest following termination of employment for any other reason.

(ii) Distribution of Shares. Vested Shares will be distributed to the Participant in two (2) to ten (10) approximately equal annual installments, as elected by the Participant, or over such shorter period as determined by the Committee. Such distribution shall commence in the month of January following the date the Participant terminates employment; provided, however, that the Participant may elect, at the time of grant and prior to vesting in any shares of Deferred Stock subject to an Award, to receive his or her vested Shares in a single distribution which shall take place in the month of January following the year during which his or her termination of employment occurs.

All such elections made pursuant to this Section 8.2(b)(ii), shall be made at the time the Deferred Stock Bonus Award is granted, and shall be made, in writing, on a form prescribed by the Committee. Upon a Participant’s death, all undistributed vested Deferred Stock will be distributed in one distribution as provided in Article 10 herein.

(c) Current Award.

(i) Distribution of Shares. Shares subject to a Current Award will be distributed in ten (10) consecutive, approximately equal, annual installments, commencing in the first calendar quarter of the year following the year in which the Deferred Stock Bonus Award is granted. If a Participant dies prior to distribution of all Shares to which he or she is entitled, the remaining Shares will be distributed in one distribution as provided in Article 10 herein.

(ii) Forfeiture of Shares. Any undistributed Shares subject to a Current Award will be forfeited and the Deferred Stock Bonus Award relating thereto terminated, without payment, if the Participant’s employment with the Company is terminated for any reason other than the Participant’s: (1) termination of employment with retirement approval from the Committee at or beyond age 55 with ten (10) Years of Service, (2) retirement after 20 Years of Service with approval from the Committee, (3) Disability, or (4) death. Any undistributed Shares not subject to forfeiture shall continue to be distributed to the Participant under the distribution schedule which would have applied to those Shares if the Participant had not terminated employment, or over such shorter period as may be determined by the Committee.

(d) Conditions. Notwithstanding anything to the contrary in the Plan, distribution of Shares under Current Awards and Deferred Awards is conditioned upon:

(i) the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation;

(ii) the Participant not Engaging in Competition; and

(iii) the Participant having provided the Committee with a current address where the Deferred Stock Bonus Award may be distributed.

If said conditions are not met, all undistributed Shares will be forfeited and the Deferred Stock Bonus Award terminated, without payment.

(e) Lump Sum Payments. Notwithstanding anything in the Plan to the contrary, any Participant entitled upon termination of employment to receive a distribution pursuant to this Article 8 which has a total Fair Market Value at the time of such termination of $5,000 or less shall receive such distribution in one lump sum as soon as practicable following termination of employment.

8.3 Deferred Stock Agreements. Deferred Stock Agreements represent Deferred Stock granted to a Participant subject to the following conditions:

(a) Vesting. Deferred Stock granted pursuant to this Section 8.3 shall contingently vest over a specified number of years, as determined by the Committee. Notwithstanding the foregoing, the Committee shall have complete discretion in determining the vested percentage, if any, of all unvested Deferred Stock subject to a Deferred Stock Agreement upon either the Participant’s (1) termination of employment with retirement approval from the Committee following attainment of age 55 and with ten (10) Years of Service or (2) termination of employment with retirement approval from the Committee and with twenty (20) Years of Service. All unvested Deferred Stock subject to a Deferred Stock Agreement shall immediately vest upon the Participant’s termination of employment as a result of the Participant’s Disability or death. Subject to Section 4.3 herein, unless otherwise provided in the Deferred Stock Agreement, if the Participant’s employment with the Company is terminated for any other reason, all Deferred Stock that is not vested before such termination of employment shall be forfeited and the Deferred Stock Agreement terminated without payment.

(b) Distribution of Shares. Vested Deferred Stock granted pursuant to this Section 8.3 shall be distributed to the Participant in the form of Shares in the manner specified in the Deferred Stock Agreement, or over such shorter period as the Committee may direct. Such distribution shall commence in accordance with the terms of the Deferred Stock Agreement; provided that upon the Participant’s death or as soon as practicable thereafter, all unpaid vested Deferred Stock shall be distributed in the form of Shares, in one distribution, as provided in Article 14 hereof.

(c) Conditions. Notwithstanding anything to the contrary in the Plan, distribution of Shares subject to Deferred Stock Agreements is conditioned upon:

(i) the Participant not Engaging in Competition,

(ii) the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation; and

(iii) the Participant having provided the Committee with a current address where the Deferred Stock may be distributed.

If said conditions are not met, all undistributed Deferred Stock will be forfeited and the Deferred Stock Agreement terminated without payment.

8.4 Assignment. A Participant’s rights under a Deferred Stock Agreement or Deferred Stock Bonus Award may not, without the Company’s written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant’s creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company against the value of Deferred Stock and underlying Shares to be distributed under Deferred Stock Agreements and Deferred Stock Bonus Awards.

Article 9. Special Recognition Stock Awards

Subject to the terms and provisions of the Plan, the Committee or its designee, at any time and from time to time, may grant Special Recognition Stock Awards to Employees in such amounts and upon such conditions as the Committee or its designee shall determine.

Article 10. Other Awards

10.1 Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2 Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees.

10.3 Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.

10.4 Other Cash Performance-Based Awards. The Committee may grant Other Cash Performance-Based Awards based on performance measures set forth in Article 11 not based on Shares upon such terms and at any time and from time to time as shall be determined by the Committee. Each such Other Cash Performance-Based Award shall be evidenced by an award agreement that shall specify such terms and conditions as the Committee shall determine. An Other Cash Performance-Based Award not based upon Shares shall not decrease the number of Shares under Article 4 that may be issued pursuant to other Awards. No individual shall be eligible to receive a payment with respect to cash performance-based awards in excess of $4 million in any calendar year. Other Cash Performance-Based Awards may relate to annual bonus or long-term performance awards.

Article 11. Performance Measures for Awards

11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives:

(a) Consolidated cash flows,

(b) Consolidated financial reported earnings,

(c) Consolidated economic earnings,

(d) Earnings per share,

(e) Business unit financial reported earnings,

(f) Business unit economic earnings,

(g) Business unit cash flows,

(h) Appreciation in the Fair Market Value of Shares either alone or as measured against the performance of the stocks of a group of companies approved by the Committee,

(i) Return on invested capital,

(j) Consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), and

(k) Business unit EBITDA.

11.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards that are designed to qualify for the Performance-Based Exception and that are held by Covered Employees may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

11.3 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Directors’ Share Awards, Fee Deferral Elections, and Director Options

12.1 Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and Director Options and to make Fee Deferral Elections.

12.2 Non-Employee Director Share Awards. On the first full trading day immediately following each Annual Meeting, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted.

12.3 Fee Deferral Elections.

(a) Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company prior to the next Annual Meeting and must be irrevocable until the following Annual Meeting. No election may be made under this Section 12.3(a) with respect to Fees for which an election is made under Section 12.5.

(b) Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of the deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, with fractional units calculated to at least three (3) decimal places.

(c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Section 12.3 shall be at all times fully vested and nonforfeitable.

(d) Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited “in kind” to the Non-Employee Director’s Stock Unit Account.

(e) Payment of Stock Units. Upon Termination of Service, the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as elected by the Non-Employee Director pursuant to rules established from time to time by the Committee.

(f) Delivery of Stock Certificates. The Company shall issue and deliver to the Non-Employee Director a stock certificate for Shares in payment of Stock Units as soon as practicable following the date on which Stock Units are payable, provided, however, that no stock certificate shall be delivered with respect to the payment of any Stock Unit prior to the expiration of six (6) months from the date such Stock Unit was credited to the Non-Employee Director’s Stock Unit Agreement.

12.4 Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 12 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

12.5 Director Options.

(a) Elections to Receive Payment of Fees in the Form of Options. A Non-Employee Director may elect to receive payment of all or any part of his or her cash retainer in the form of Director Options in lieu of cash. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company prior to each Annual Meeting that marks the commencement of the annual period of service during which such Fees are earned. Each election is irrevocable for that annual period. Elections under this Section 12.5 may not be made with respect to Fees deferred under Section 12.3.

(b) Grant of Director Options. On the first full trading day immediately following each Annual Meeting, each Non-Employee Director who has filed an election under Section 12.5(a) for the annual period of service that commences with such Annual Meeting shall be granted Director Options that have a value on the date of grant substantially equal to the amount of Fees otherwise payable to the Director in cash but for the election to receive Director Options. The value of Director Options shall be determined by the Committee in its sole discretion, at a meeting held prior to the Annual Meeting, based on a Black-Scholes option pricing model or other valuation model that the Committee determines to be appropriate in its sole discretion.

(c) Terms of Director Options. Each Director Option shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, and the number of Shares to which the Option pertains. Each Director Option shall (i) have an Option Price equal to the Fair Market Value of a Share on the date the Option is granted; (ii) become 100% vested and first exercisable on the last business day immediately preceding the Annual Meeting next following the date the Option is granted or, if earlier, upon the Director’s Termination of Service due to death or Disability; (iii) expire on the tenth (10th) anniversary of the date of its grant; and (iv) be nontransferable unless otherwise specified by the Committee.

(d) Payment. Director Options granted under this Article 12 shall be exercised by the delivery of notice of exercise to the Company in such manner as the Committee shall determine, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Director Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Director for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Article 13. 1998 Conversion Awards

All 1998 Conversion Awards which, under the Allocation Agreement, are to be denominated in equal numbers of shares of Class A Common Stock of the Company, shall be issued under the Plan as provided in the Allocation Agreement. The Committee shall administer all such 1998 Conversion Awards under this Plan, giving service credit to the grantee of each such 1998 Conversion Award to the extent required under the Allocation Agreement. All 1998 Conversion Awards shall be subject to substantially similar terms and conditions as provided in the holder’s corresponding awards under the Predecessor Plan.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant has received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or the payment of or the lapse or waiver of restrictions with respect to any other Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 16. Rights of Participants

16.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

16.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 17. Amendment, Modification, and Termination

17.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the shareholders of the Company entitled to vote thereon.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the restriction set forth in Article 11 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

17.3 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

17.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 17, make any adjustments it deems appropriate.

17.5 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

Article 21. Legal Construction

21.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

21.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.